Exhibit 99.1

Contact: Darren Daugherty Director, Investor Relations (281) 492-5370

DIAMOND OFFSHORE NAMES MARC EDWARDS PRESIDENT & CEO,

A 30-YEAR VETERAN OF THE OIL & GAS INDUSTRY

HOUSTON, February 12, 2014 — Diamond Offshore Drilling, Inc. (NYSE: DO) today appointed Marc Edwards as President and Chief Executive Officer and as a member of the Board of Directors, effective March 3, 2014. Mr. Edwards succeeds Lawrence Dickerson, who announced his intent to retire in September 2013 after almost 30 years of continuous service to the Company.

“We are very pleased to have a proven leader with Marc’s experience taking the helm at Diamond Offshore,” said James S. Tisch, Chairman of the Diamond Offshore Board of Directors. “Marc’s broad experience during his 30 year career at Halliburton will be invaluable for continuing Diamond Offshore’s operational excellence and charting the Company’s future strategic course.”

“I am honored by the opportunity to lead Diamond Offshore,” said Mr. Edwards. “Diamond has an unparalleled history of value creation and superior service. I look forward to working with Diamond’s leadership team, employees and customers worldwide to expand on Diamond’s proud legacy.”

Prior to joining Diamond Offshore, Mr. Edwards spent almost his entire career at Halliburton Company, one of the world’s largest and most diversified oil field services companies. Starting as a field engineer in Kuwait in 1984, his career took him across the globe with progressively greater management responsibilities; as a member of Halliburton’s Executive Committee, he most recently served as Senior Vice President, responsible for the Completion and Production Division, the largest of Halliburton’s two Divisions.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing contract drilling services to the energy industry around the globe with a total fleet of 45 offshore drilling rigs, including five rigs under construction. Diamond Offshore’s fleet consists of 33 semisubmersibles, two of which are under construction, five dynamically positioned drillships, three of which are under construction, and seven jack-ups. Additional information about the Company and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 50.4% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such statements include, but are not limited to, statements concerning the appointment of Mr. Edwards and his future work with the Company and its management. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These factors include, among others, general economic and business conditions, contract cancellations, customer bankruptcy, operating risks, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

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